UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  [x]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[x] Definitive Additional Materials

[  ] Soliciting Material Pursuant to §240.14a-12

SunOpta Inc.

(Name of Registrant as Specified In Its Charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[  ] Fee paid previously with preliminary materials.

[  ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUNOPTA INC.

7078 Shady Oak Road

Eden Prairie, Minnesota 55344

952-820-2518

SUPPLEMENT TO PROXY STATEMENT FOR THE

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 25, 2023

May 8, 2023

 On April 14, 2023, SunOpta Inc. (the "Company") filed a definitive proxy statement (the "Proxy Statement") relating to SunOpta's 2023 Annual and Special Meeting of Shareholders (the "Meeting"). The Company has set May 25, 2023 as the date for the Meeting. The Meeting will be held virtually at 3:00 P.M. Eastern Daylight Time. As previously disclosed, the record date for determining the Company's shareholders entitled to vote at the Meeting has been fixed as the close of business on March 24, 2023.  This Supplement supplements the Proxy Statement in order to reflect that the Company has engaged Morrow Sodali LLC as proxy solicitor ("Morrow"), to assist in the solicitation of proxies for the Meeting. The Company has agreed to pay Morrow a fee of $17,500, plus disbursements.